Exhibit 32.2

CERTIFICATION

Carrie E. Carlander, Chief Financial Officer of ADVENTRX Pharmaceuticals, Inc., hereby certifies pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350) that, to the best of his knowledge:

1. The Annual Report on Form 10-KSB of ADVENTRX Pharmaceuticals, Inc. for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act and

2. The information contained in the Annual Report on Form 10-KSB of ADVENTRX Pharmaceuticals, Inc. for the year ended December 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of ADVENTRX Pharmaceuticals, Inc. for the period covered by the Annual Report.

Dated:	March 31, 2005

		By:	/s/ CARRIE E. CARLANDER
Carrie E. Carlander
Chief Financial Officer